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                                                                     EXHIBIT 16



                      [PRICE WATERHOUSE LLP LETTERHEAD]




July 11, 1997


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549


Gentlemen:

                       INSpire Insurance Solutions, Inc.

We have read the Expert Section appearing on page 48 of INSpire Insurance Solutions, Inc.'s (formerly known as Milirisk, Inc.) Form S-1 dated July 11, 1997 and are in agreement with the statements contained therein.




/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP